UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on December 19, 2023, Cassandra Chandler tendered her resignation as a member of Leafly Holdings, Inc.'s (the "Company") Board of Directors (the "Board"), as Chair and member of the Board's Nominating and Corporate Governance Committee, and as a member of the Board's Audit Committee, with such resignation effective at 11:59 p.m. on December 31, 2023. With Ms. Chandler's departure, as of January 1, 2024, the Company no longer complies with Nasdaq Listing Rule 5605(c)(2)(A) (the "Audit Committee Rule"), which requires the Audit Committee to be composed of at least three independent members. On January 2, 2024, the Company confirmed to The Nasdaq Stock Market LLC ("Nasdaq") that as of January 1, 2024, the Company was no longer in compliance with the Audit Committee Rule and that the Company would like to rely on the cure period set forth in Nasdaq Listing Rule 5605(c)(4) to regain compliance.

On January 3, 2024, the Company received a letter (the "Notice") from Nasdaq's Listing Qualifications Staff ("Staff") confirming that, as a result of Ms. Chandler's resignation, the Company is no longer in compliance with the Audit Committee Rule. The Notice also indicates that, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq is providing the Company a cure period to regain compliance as follows: (i) until the earlier of the Company's next annual meeting of stockholders or January 2, 2025; or (ii) if the next annual meeting of stockholders is held before July 1, 2024, then the Company must evidence compliance no later than July 1, 2024 (the "Cure Period"). The Notice has no immediate effect on the listing of the Company's common stock or warrants, and its common stock and warrants will continue to trade on The Nasdaq Global Market under the symbol “LFLY” and “LFLYW,” respectively.

If the Company does not regain compliance prior to the expiration of the Cure Period, the Nasdaq Listing Rules require the Nasdaq's Staff to provide written notification to the Company that its securities will be delisted, subject to the right to appeal any such delisting determination to a Hearings Panel.

The Company is in the process of reviewing and evaluating potential options to regain compliance with the Audit Committee Rule prior to the expiration of the Cure Period. There can be no assurance that the Company will successfully regain compliance with the Audit Committee Rule within the Cure Period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	January 5, 2024	By:	/s/ Suresh Krishnaswamy
Suresh Krishnaswamy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)